As filed with the Securities and Exchange Commission on June 13, 2013

Registration No. 333-184941

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective

Amendment No. 3

to

FORM S-1

on

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ULTRA CLEAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-1430858
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

26462 Corporate Avenue

Hayward, CA 94545

(510) 576-4400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Clarence L. Granger

Chief Executive Officer

Ultra Clean Holdings, Inc.

26462 Corporate Avenue

Hayward, CA 94545

(510) 576-4600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alan F. Denenberg, Esq.

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

(650) 752-2004

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 3 to Form S-1 on Form S-3 is being filed by the registrant to convert the registration statement on Form S-1 (Registration No. 333-184941) into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares being registered for resale on the Form S-1.

All filing fees payable in connection with the registration of the shares of the common stock covered by the Form S-1 were paid by the registrant at the time of the initial filing of the Form S-1. The aggregate market value of voting and non-voting common equity held by non-affiliates of the registrant was greater than $150 million as of June 13, 2013 based upon the closing price on the Nasdaq Global Market reported for such date. This calculation does not reflect a determination that certain persons are affiliates of the registrant for any other purpose.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated June 13, 2013.

Ultra Clean Holdings, Inc.

4,500,000 Shares

Common Stock

This prospectus relates to shares of common stock of Ultra Clean Holdings, Inc., that may be sold by the selling stockholder identified in this prospectus from time to time. The shares of common stock offered under this prospectus by the selling stockholder were initially issued in connection with our acquisition of American Integration Technologies LLC on July 3, 2012. We are registering the offer and sale of the shares to satisfy certain registration rights we have granted. We will not receive any of the proceeds from the sale of the shares hereunder.

The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section titled “Plan of Distribution.” We will pay the expenses incurred in registering the shares, including legal and accounting fees.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “UCTT”. The last reported sale price on June 13, 2013, was $6.31 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2013.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, offer and sell shares of our common stock, as described in this prospectus, in one or more offerings. To the extent we file any prospectus supplements, such prospectus supplements may add, update or change information contained in this prospectus to the extent permitted by the Securities Act of 1933, as amended (the “Securities Act”). You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We and the selling stockholder have not authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus and the information in the incorporated documents is only accurate as of their respective dates, regardless of the time of delivery of this prospectus or of any sale of the common stock.

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PROSPECTUS SUMMARY

The following is a summary of some of the information contained or incorporated by reference in this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including the risk factors, the financial statements and the other documents incorporated herein by reference. Unless otherwise indicated, the terms “Ultra Clean,” “we,” “us,” “our,” “our company” “the company” and “our business” refer to Ultra Clean Holdings, Inc.

We are a leading developer and supplier of critical subsystems for the semiconductor capital equipment, flat panel, medical, energy and research industries. We offer our customers an integrated outsourced solution for gas delivery systems and other subassemblies, improved design-to-delivery cycle times, component neutral design and manufacturing and component testing capabilities. Our revenue is derived from the sale of gas delivery systems and other critical subsystems including chemical mechanical planarization subsystems, chemical delivery modules, top-plate assemblies, frame assemblies, process modules and other high level assemblies. Our customers are primarily original equipment manufacturers for the semiconductor capital equipment, flat panel, medical, energy and research industries.

Ultra Clean Holdings, Inc. is a Delaware corporation founded in November 2002 for the purpose of acquiring Ultra Clean Technology Systems and Service, Inc. Ultra Clean Technology Systems and Service, Inc. was founded in 1991 by Mitsubishi Corporation and was operated as a subsidiary of Mitsubishi until November 2002, when it was acquired by Ultra Clean Holdings, Inc. Ultra Clean Holdings, Inc. became a publicly traded company in March 2004. Prior to our initial public offering, we were principally owned by FP-Ultra Clean, L.L.C., a wholly-owned subsidiary of Francisco Partners, L.P. In June of 2006, we acquired Sieger Engineering, Inc., also a supplier of critical subsystems to the semiconductor and flat panel industries, as well as the medical and capital equipment industries. In July 2012, we acquired American Integration Technologies LLC (“AIT”), also a supplier of critical subsystems to the semiconductor capital equipment, medical, energy, industrial and aerospace industries. Our principal executive offices are located at 26462 Corporate Avenue, Hayward, California 94545 and our telephone number is (510) 576-4600. We maintain a web site at www.uct.com. The information on our web site is not part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 28, 2012 and in our Quarterly Report on Form 10-Q for the quarter ended March 29, 2013, which are incorporated by reference into this prospectus, together with any additional disclosures under similar headings in any supplement to this prospectus or in other documents which are incorporated by reference into this prospectus, or in any amendment to the registration statement of which this prospectus is a part, before you decide to purchase our common stock. If any of these possible adverse events actually occurs, we may be unable to conduct our business as currently planned and our financial condition and operating results could be harmed. In addition, the trading price of our common stock could decline due to the occurrence of any of these risks, and you may lose all or a part of your investment. Please see “Special Note Regarding Forward-Looking Statements” and “Incorporation by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. All statements contained or incorporated by reference in this prospectus other than statements of historical fact are forward-looking statements. When used in this prospectus or any document incorporated by reference in this prospectus, the words “believe,” “anticipate,” “intend,” “plan,” “estimate,” “expect,” and similar expressions are forward-looking statements. Such forward-looking statements are based on current expectations, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. For a more detailed discussion of such forward-looking statements and the potential risks and uncertainties that may impact their accuracy, see the “Risk Factors” section of this prospectus. The forward-looking statements in this prospectus reflect our view only as of the date of this prospectus and the forward-looking statements in the incorporated documents reflect our view only as of the respective dates of such documents. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we undertake no obligations to update any forward looking statements. Accordingly, you should also carefully consider the factors set forth in reports or documents that we file from time to time with the Securities and Exchange Commission.

USE OF PROCEEDS

We will not receive any of the proceeds from the offer and sale of shares of our common stock in this offering. The selling stockholder will receive all of the proceeds from this offering, if any.

SELLING STOCKHOLDER

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among us, Element Merger Subsidiary, LLC (“Merger Subsidiary”), AIT Holding Company LLC (“AIT Holding”) and AIT, whereby Merger Subsidiary merged with and into AIT (the “Merger”), with AIT surviving as our subsidiary, we issued 4,500,000 shares of our common stock (the “Shares”) to AIT Holding on July 3, 2012 in a private placement exempt from registration by Section 4(2) of the Securities Act. In connection with the Merger Agreement, we entered into a registration rights agreement dated July 3, 2012 with AIT Holding (as amended on June 13, 2013, the “Registration Rights Agreement”). In accordance with the terms of the Registration Rights Agreement, this prospectus covers the resale of up to an aggregate of 4,500,000 of the Shares (the “Resale Shares”) by AIT Holding.

When we refer to the “Selling Stockholder” in this prospectus, we mean the person listed in the table below, as well as its donees, pledgees, assignees, transferees, distributees, successors and others who later hold the Resale Shares. This prospectus only covers resales of the Resale Shares by the selling stockholder named in the table below. Before any of such selling stockholder’s donees, pledgees, assignees, transferees, distributees, successors or others who later hold the Resale Shares can sell shares under this prospectus, we will file a prospectus supplement or post-effective amendment to update the selling stockholder information in this prospectus.

We agreed to use our reasonable best efforts to cause the registration statement of which this prospectus forms a part to be declared effective as soon as practicable and to remain continuously effective until the earlier of (i) one year following the date of effectiveness, subject to extension under certain circumstances, (ii) the date on which all the Resale Shares to which this prospectus relate have been sold and (iii) such date that all of the Resale Shares are freely transferable under Rule 144(b)(1) of the Securities Act (which, after July 3, 2013 in the case of AIT Holding or the HL Funds (defined below), shall be deemed to be three months following such date that the number of Resale Shares collectively held by AIT Holding and the HL Funds is less than ten percent (10.0%) of the aggregate number of shares of our common stock then issued and outstanding) (the “Effectiveness Period”). As used in this prospectus, the “HL Funds” means, collectively, HLHZ AIT Holding, L.L.C. (“HLHZ”), Houlihan Lokey, Inc. (“HL”), affiliates of HLHZ and/or HL and/or entities managed by HL.

The Effectiveness Period will be extended by the number of business days during which the registration statement of which this prospectus forms a part is not usable by the Selling Stockholder as set forth above and in the section “Plan of Distribution” below due to the occurrence of an event requiring: (a) the preparation of a supplement or amendment to this prospectus; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of which this prospectus forms a part, or the initiation of any proceedings for such purpose; (c) the receipt by us of any notification with respect to the suspension of the qualification of the Resale Shares for sale in any jurisdiction, or the initiation of any proceeding for such purpose; or (d) changes in the prospectus or the registration statement of which this prospectus forms a part in order that they do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. In addition, the Effectiveness Period will be extended by a number of calendar days equal to any period that we suspend the selling stockholder’s use of this prospectus under the Registration Rights Agreement because, in the judgment of our chief executive officer, the failure to suspend such use would: (1) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving us; (2) require premature disclosure of material information that the we have a bona fide business purpose for preserving as confidential; or (3) render us unable to comply with requirements under the Securities Act or Exchange Act. We have agreed to pay all expenses incurred with respect to the registration of the Resale Shares (excluding any underwriting fees, discounts and commissions attributable to the sale of the Resale Shares) and certain legal expenses of the parties to the Registration Rights Agreement. The Registration Rights Agreement provides for cross-indemnification for certain liabilities arising under the Securities Act and contribution to payments which the other party may be required to make in that respect.

All transfers of the Resale Shares by the Selling Stockholder, whether pursuant to this prospectus or otherwise, are subject to a lock-up and standstill agreement (the “Lock-Up and Standstill Agreement”) we entered into with AIT Holding, HLHZ and HL. Pursuant to the Lock-Up and Standstill Agreement, from January 3, 2013 through January 3, 2014, AIT Holding and certain permitted transferees may not sell or otherwise transfer, in any 90-day period, more than 25% of the Resale Shares, subject to certain exceptions. Permitted transfers under the Lock-Up and Standstill Agreement include distributions of Resale Shares by AIT Holding to the holders of its membership interests.

The following table sets forth information regarding the beneficial ownership of the Selling Stockholder as of the date hereof, including the name of the Selling Stockholder, the number and percentage of shares of our common stock beneficially owned by the Selling Stockholder and the number of shares and percentage of shares beneficially owned by the Selling Stockholder after completion of the sale of the maximum number of Resale Shares that may be offered under this prospectus by such Selling Stockholder. The Selling Stockholder may, from time to time, offer and sell pursuant to this prospectus any or all of the Resale Shares registered for its account, and thus we cannot state with certainty the amount of shares that the Selling Stockholder will hold upon consummation of any such sales. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our shares of common stock. Generally, a person “beneficially owns” shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The percentage of shares beneficially owned prior to the offering is based on 28,427,516 shares of our common stock outstanding as of May 31, 2013. The information in the following table is based on the Selling Stockholder’s representations to us regarding its ownership as of the date of this prospectus.

Name of Beneficial Owner	Shares Beneficially Owned Prior to the Offering			Number of Shares Offered	Shares Beneficially Owned After the Offering
	Number		Percent		Number	Percent
AIT Holding Company LLC(1)	4,500,000	(2)	15.8%	4,500,000	—	—%

(1)	The address of AIT Holding Company LLC is c/o Houlihan Lokey, 245 Park Avenue, New York, New York 10167.
(2)

AIT Holding Company LLC beneficially owns directly 4,500,000 Shares, including 745,920 shares subject to an escrow agreement with Ultra Clean whereby stock certificates for such shares bear the name of an affiliate of the escrow agent as holder while AIT Holding Company LLC holds sole voting power over such shares. Eugene W. Bernosky, Gary F. Imdieke, Joseph A. Julian, Michael H. Mallinen, David A. Preiser, David R. Salemi and Leonard M. Tannenbaum are the Managers of AIT Holding Company LLC and share voting and dispositive power over the Shares held by AIT Holding Company LLC, and each disclaims beneficial ownership of the shares identified in this footnote except to the extent of his respective proportionate pecuniary interest in such shares. HLHZ AIT Holdings, L.L.C. owns a majority voting interest in AIT Holding Company LLC and may be deemed to beneficially own indirectly the Shares. AIT Holding Company LLC and HLHZ AIT Holdings, L.L.C. disclaim beneficial ownership of the Shares in excess of their pecuniary interest.

Additional Relationships and Transactions with Selling Stockholder

We entered into the Merger Agreement on May 18, 2012 with AIT Holding pursuant to which, on July 3, 2012, the closing date of the Merger, we paid AIT Holding cash of approximately $74.4 million (excluding certain working capital adjustments) and issued to AIT Holding 4,500,000 shares of our common stock as consideration for our acquisition of AIT. Pursuant to the Merger Agreement, in addition to the 745,920 escrowed Shares described below, approximately $2.7 million of the cash merger consideration was placed into a working capital escrow as security for post-closing adjustments to the merger consideration, and approximately $3.2 million of the cash merger consideration was placed in escrow as security for AIT Holding’s indemnification obligations during the escrow period. On October 10, 2012, approximately $2.0 million was released from the working capital escrow to us and the remainder was released to AIT Holding.

In accordance with a separate escrow agreement we entered into with AIT Holding and JPMorgan Chase Bank, NA, (“JPMorgan”) a total of 745,920 of the Shares are subject to an escrow and will be held by JPMorgan, as escrow agent, as security for the indemnification obligations of AIT Holding under the Merger Agreement until October 3, 2013. AIT Holding has the right to vote the escrowed Shares, subject to the Lock-Up and Standstill Agreement, and to receive all dividends payable on the escrowed Shares. Any cash dividends or shares of our capital stock issuable in respect of or in exchange for any escrowed Shares, whether by way of share splits, dividends, or otherwise, will be held under the escrow agreement until the underlying escrowed Shares are released from escrow.

JPMorgan, as escrow agent, is permitted to transfer Shares held in the escrow account to us for the purpose of satisfying indemnification claims that may arise from time to time upon receipt of proper instructions and direction pursuant to the terms of the escrow agreement. Subject to the existence of any pending claims, shares retained in the escrow account as of the termination date for the escrow will be released to AIT Holding. If there are unresolved indemnification claims as of the termination date, JPMorgan will retain a number of shares in escrow having a value sufficient to cover the amount of such pending claims until such claims are resolved.

Under the Lock-Up and Standstill Agreement discussed above, AIT Holding and the HL Funds agreed, for a period of twenty-seven (27) months following the closing of the Merger (the “Standstill Period”), that they will not, whether individually or through any person acting on their behalf, or in concert with them, directly or indirectly, without our prior written consent, (i) acquire, agree to acquire, propose, seek or offer to acquire, any securities or assets of ours or any of our subsidiaries, (ii) enter, agree to enter, propose, seek or offer to enter into any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving us or any of our subsidiaries, (iii) make, or in any way participate or engage in, any solicitation of proxies to vote any of our voting securities, (iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to any of our voting securities, except any “group” deemed to exist solely as a result of the merger consideration paid to AIT Holding as part of the Merger Agreement, (v) otherwise act, alone or in concert with others, to seek to control or influence our management or policies, (vi) disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing, or (vii) advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with the foregoing. In addition, during the Standstill Period, the HL Funds (nor any person acting on behalf of or in concert with such parties) will not, without our written consent, (x) request that we or any of our representatives, directly or indirectly, amend or waive these standstill obligations, or (y) take any action that might require us to make a public announcement regarding the possibility of a business combination, merger or other type of transaction described in this paragraph with such party. Additionally, for the duration of the Standstill Period, the HL Funds shall place and maintain our securities on HL’s “restricted securities” list, which securities shall be subject to HL’s restricted securities policy (the “Policy”). The HL Funds agreed that such Policy shall: (1) prohibit the HL Funds and their managers, officers, directors, partners and other employees from acquiring, directly or indirectly, our securities, or from transferring our securities, for their own account; (2) be strictly enforced by the HL Funds without waiver or exemption; and (3) not be amended or modified as it pertains to our securities.

The Lock-Up and Standstill Agreement provides that the HL Funds, as a full-service securities firm, may, from time to time, effect transactions for the account of their customers, hold positions in securities, provide investment banking and financing advice and otherwise conduct business in the ordinary course as a broker-dealer, investment adviser, block positioner or investment bank, and the Lock-Up and Standstill Agreement shall not be deemed or interpreted to prohibit, restrict, or otherwise limit such business activities.

Under the Registration Rights Agreement discussed above, we also agreed that, subject to the Lock-Up and Standstill Agreement, at the request of AIT Holding or a transferee holding at least 25% of the Shares, we can be required (but only once) to effect a registration statement registering the securities held by such requesting party at any time from January 3, 2013 through July 3, 2016. In addition, if we propose to register any of our securities, other than a registration on form S-8 or S-4 or successor forms of these forms, whether or not such registration is for our own account, AIT Holding and certain of AIT Holding permitted transferees may participate in such registration, subject to customary “cut back” limitations. We and the stockholders selling securities under a registration statement pursuant to the Registration Rights Agreement will be required to enter into customary indemnification and contribution arrangements with respect to each such registration statement.

One of AIT’s current employees is a member and a manager of AIT Holding and thus may receive a portion of any consideration received by AIT Holding pursuant to the offer and sale of the Resale Shares pursuant to AIT Holding’s membership agreement. No member of AIT Holding is a director or officer of Ultra Clean.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our certificate of incorporation (“Certificate of Incorporation”), our bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. This information does not purport to be complete and is subject in all respects to the applicable provisions of our Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

Authorized Capital Stock

Our Certificate of Incorporation authorizes us to issue 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

As of May 31, 2013, there were 28,427,516 shares of common stock outstanding and seven stockholders of record. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of Ultra Clean, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred stock

Our board of directors is authorized, subject to any limitations imposed by law, without stockholder approval, from time to time to issue up to 10,000,000 shares of preferred stock in one or more series, each series to have rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as our board of directors may determine. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our voting stock outstanding. We have no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Registration Rights

We entered into the Registration Rights Agreement at the closing of our acquisition of AIT. The Registration Rights Agreement provides that, under certain circumstances and subject to the Lock-Up and Standstill Agreement, at the request of AIT Holding or a transferee holding at least 25% of the shares of our common stock issued in the Merger, we can be required (but only once) to effect a registration statement registering the securities held by AIT Holding or such transferees at any time from January 3, 2013 through the fourth anniversary of the closing of the merger.

In addition, if we propose to register any of our securities, other than a registration on form S-8 or S-4 or successor forms of these forms, whether or not such registration is for our own account, AIT Holding and certain of its permitted transferees may participate in such registration, subject to customary “cut back” limitations.

Further, subject to the terms of the Lock-Up and Standstill Agreement described in the section “Selling Stockholder” of this prospectus, we were required pursuant to the Registration Rights Agreement to file with the SEC the registration statement of which this prospectus is a part, covering the resale of Resale Shares. See “Selling Stockholder” above.

We and the stockholders selling securities under a registration statement pursuant to the Registration Rights Agreement may be required to enter into customary indemnification and contribution arrangements with respect to each such registration statement.

Certain Provision of Our Certificate of Incorporation and Bylaws

Our Bylaws vest the power to call special meetings of stockholders in our chairman of the board and our board of directors. Stockholders are permitted under our Certificate of Incorporation to act by written consent in lieu of a meeting.

To be properly brought before an annual meeting of stockholders, any stockholder proposal or nomination for the board of directors must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be received by us no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the day of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by us. Such notice must contain information specified in the Bylaws as to the director nominee or proposal of other business, information about the stockholder making the nomination or proposal and the beneficial owner, if any, on behalf of whom the nomination or proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal or nomination and to solicit proxies in support of it.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or subsequent to such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock.

The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCTT”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

PLAN OF DISTRIBUTION

We are registering the Resale Shares covered by this prospectus to permit the Selling Stockholder to conduct public secondary trading of these Resale Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Resale Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholder from the sale of the Resale Shares will be the purchase price of the Resale Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Resale Shares covered by this prospectus. The Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchases of Resale Shares to be made directly or through agents.

The Lock-Up and Standstill Agreement permits distributions of Resale Shares by AIT Holding to the holders of its membership interests, provided that such transferee will be subject to the Lock-Up and Standstill Agreement. Before any member receiving Resale Shares can sell shares under this prospectus, we will file a prospectus supplement or post-effective amendment to update the selling stockholder information in this prospectus.

The Resale Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholder, or

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholder or the purchasers of the Shares. These discounts, concessions, or commissions may be in excess of those customary in the types of transaction involved.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. We will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, the Selling Stockholder is not a broker-dealer or an affiliate of a broker dealer, nor would it otherwise be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of the Resale Shares by the Selling Stockholder.

The Resale Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Resale Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•

through the writing of options (including the issuance by the Selling Stockholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. In connection with the sales of the Shares, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

•	engage in short sales of the Resale Shares in the course of hedging their positions;

•	sell the Resale Shares short and deliver the Resale Shares to close out short positions;

•	loan or pledge the Resale Shares to broker-dealers or other financial institutions that in turn may sell the Resale Shares;

•

enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Resale Shares, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

A short sale of Resale Shares by a broker-dealer, financial institution or the Selling Stockholder would involve the sale of such Resale Shares that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of Resale Shares, a broker-dealer, financial institution or the Selling Stockholder may purchase shares on the open market to cover positions created by short sales. In determining the source of the shares to close out such short positions, the broker-dealer, financial institution or Selling Stockholder may consider, among other things, the price of shares available for purchase in the open market.

At the time a particular offering of the Resale Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholder, the aggregate amount of Resale Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Resale Shares by the Selling Stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

Pursuant to a requirement by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by the Selling Stockholder for the sale of any Resale Shares being offered by this prospectus.

The Resale Shares are listed on the Nasdaq Global Select Market under the symbol “UCTT.”

The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholder will sell any or all of the Resale Shares under this prospectus. Further, we cannot assure you that the Selling Stockholder will not transfer, distribute, devise or gift the Resale Shares by other means not described in this prospectus. In addition, any Resale Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Resale Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholder and any other person participating in the sale of the Resale Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Resale Shares by the Selling Stockholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the particular Resale Shares being distributed. This may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

In the Registration Rights Agreement, we have agreed to indemnify or provide contribution to the Selling Stockholder against certain liabilities, including certain liabilities under the Securities Act. In addition, we have agreed to pay all of the expenses incidental to the registration of the Resale Shares to the public, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of the Resale Shares. The Selling Stockholder has agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. Both we and the Selling Stockholder may indemnify any underwriter that participates in transactions involving the sale of the Resale Shares against certain liabilities, including liabilities arising under the Securities Act.

VALIDITY OF THE SECURITIES

The validity of the common stock being offered by this prospectus has been passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

The financial statements incorporated in this Prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements incorporated in this Prospectus by reference from our Amended Current Report on Form 8-K/A filed with the SEC on September 17, 2012 have been audited by McGladrey LLP, AIT’s independent auditor, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the shares of our common stock to be sold in this offering. The registration statement, as amended, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our common stock, you should refer to the registration statement, as amended, and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference the documents listed below, which may also be accessed on our website at www.uct.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

•	Our Annual Report on Form 10-K for the year ended December 28, 2012, filed March 13, 2013, as amended by Amendment No. 1 to Form 10-K filed on March 14, 2013.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 29, 2013, filed May 3, 2013.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 28, 2012 from our Definitive Proxy Statement on Schedule 14A filed April 22, 2013.

•	Our Current Reports on Form 8-K filed on February 22, 2013 and May 24, 2013 and our Amended Current Report on Form 8-K/A, filed September 17, 2012.

•

The description of our common stock contained in our registration statement on Form 8-A (File No. 000-50646) filed with the SEC on March 23, 2004 and any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (i) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (ii) on or after the date of this prospectus and prior to the date on which all the securities to which this prospectus relate have been sold or the offering under this prospectus is otherwise terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Ultra Clean Holdings, Inc.

24642 Corporate Avenue

Hayward, California 94545,

Attention: Kevin C. Eichler,

Chief Financial Officer, Senior Vice President & Secretary

(510) 576-4400

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

SEC registration fee	$2,959
Printing and engraving	—
Legal fees and expenses	75,000
Accounting fees and expenses	27,500
Blue sky fees and expenses (including legal fees)	—
Miscellaneous	4,541

Total	$110,000

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“Section 145”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Eight of the Registrant’s Amended and Restated Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.	Exhibits

(a) Exhibits

Exhibit	Description

1.1	Underwriting Agreement*

2.1	Agreement and Plan of Merger dated as of October 30, 2002, among Ultra Clean Holdings, Inc., Ultra Clean Technology Systems and Service, Inc., Mitsubishi Corporation, Mitsubishi International Corporation and Clean Merger Company(a)

2.2	Agreement and Plan of Merger and Reorganization dated as of June 29, 2006 by and among Sieger Engineering, Inc., Leonid Mezhvinsky, Ultra Clean Holdings, Inc., Bob Acquisition Inc., Pete Acquisition LLC, Leonid and Inna Mezhvinsky as trustees of the Revocable Trust Agreement of Leonid Mezhvinsky and Inna Mezhvinsky dated April 26, Joe and Jenny Chen as trustees of the Joe Chen and Jenny Chen Revocable Trust dated 2002, Victor Mezhvinsky, Victor Mezhvinsky as trustee of the Joshua Mezhvinsky 2004 Irrevocable Trust under Agreement dated June 4, 2004, David Hongyu Wu and Winnie Wei Zhen Wu as trustees of the Chen Minors Irrevocable Trust, Frank Moreman and Leonid Mezhvinsky as Sellers’ Agent(g)

2.3	Agreement and Plan of Merger, dated as of May 18, 2012, among American Integration Technologies LLC, AIT Holding Company LLC, Ultra Clean Holdings, Inc. and Element Merger Subsidiary, LLC(r)

3.1	Amended and Restated Certificate of Incorporation of Ultra Clean Holdings, Inc.(b)

3.2	Amended and Restated Bylaws of Ultra Clean Holdings, Inc.(i)

4.1	Amended and Restated Registration Rights Agreement dated as of June 29, 2006 among Ultra Clean, FP-Ultra Clean L.L.C. and the Sieger Shareholders(g)

4.2	Lock-Up and Standstill Agreement, dated July 3, 2012, among Ultra Clean Holdings, Inc., AIT Holding Company LLC, HLHZ AIT Holdings, L.L.C. and Houlihan Lokey, Inc.(s)

4.3	Registration Rights Agreement, dated July 3, 2012, among Ultra Clean Holdings, Inc. and AIT Holding Company LLC.(s)

4.4	Specimen Stock Certificate(c)

4.5	Amendment No. 1 to Registration Rights Agreement dated June 13, 2013 between Ultra Clean Holdings, Inc. and AIT Holding Company LLC.

5.1	Opinion of Davis Polk & Wardwell LLP

10.1	Amended and Restated Stock Incentive Plan (Amended as of May 22, 2013)(d)

10.2	Form of Stock Option Agreement(c)

10.3	Credit Agreement, dated as of July 3, 2012, among Ultra Clean Holdings, Inc., Ultra Clean Technology Systems and Service, Inc., American Integration Technologies LLC, Ultra Clean Asia Pacific Pte. Ltd., the several lenders from time to time party thereto, Silicon Valley Bank and U.S. Bank National Association(t)

10.4	Guarantee and Collateral Agreement in favor of Silicon Valley Bank, dated as of July 3, 2012, made by Ultra Clean Holdings, Inc., Ultra Clean Technology Systems and Service, Inc., American Integration Technologies LLC, Ultra Clean Asia Pacific Pte. Ltd., UCT Sieger Engineering LLC, Integrated Flow Systems, LLC and the other Grantors referred to therein and from time to time party thereto(t)

Exhibit		Description

10.5		Amendment and Waiver Agreement, dated as of February 15, 2013, among the Company, certain of the Company’s subsidiaries, Silicon Valley Bank and the several other banks and financial institutions or entities party thereto(u)

10.6	†	Employee Stock Purchase Plan (Restated as of October 21, 2004)(e)

10.7	†	Form of Indemnification Agreement between Ultra Clean Holdings, Inc. and each of its directors and executive officers(b)

10.8	†	Form of Award Agreement(c)

10.9	†	Severance Policy for Executive Officers (revised)(l)

10.10	†	Form of Restricted Stock Unit Award Agreement(j)

10.11	†	Separation Agreement dated as of December 31, 2007 between the Company and Leonid Mezhvinsky(k)

10.12	†	Change of Control Severance Agreement dated as of July 28, 2008 by and between Ultra Clean Holdings, Inc. and Clarence L. Granger(l)

10.13	†	Change of control Severance Agreement dated as of July 21, 2009 by and between Ultra Clean Holdings, Inc. and Kevin C. Eichler(m)

10.14	†	Separation and Release Agreement between Ultra Clean Holdings, Inc. and David Savage(o)

10.15	†	Offer Letter between the Company and Gino Addiego dated February 17, 2011(p)

10.16	†	Change of Control Severance Agreement dated as of March 1, 2011, by and between Ultra Clean Holdings, Inc. and Gino Addiego(q)

10.17	†	Letter Agreement between Ultra Clean Technology and Lavi Lev dated November 18, 2011(n)

21.1		Subsidiaries of Ultra Clean Holdings, Inc.(h)

23.1		Consent of Deloitte & Touche, LLP

23.2		Consent of McGladrey LLP

23.3		Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1		Power of Attorney (included on signature page of initial S-1 filing)

*	To be filed by post-effective amendment and incorporated herein by reference, if applicable.
(a)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-11904), filed January 14, 2004.
(b)	Filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-11904), filed March 2, 2004.
(c)	Filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-11904), filed March 8, 2004.
(d)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed May 24, 2013.
(e)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2004.
(f)	Not used.
(g)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed July 6, 2006.
(h)	Filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-184941), filed April 2, 2013.
(i)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed August 3, 2009.
(j)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 28, 2007.

(k)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 28, 2008.
(l)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended January 2, 2009.
(m)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended October 2, 2009.
(n)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 29, 2013.
(o)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010.
(p)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed March 7, 2011.
(q)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 30, 2012.
(r)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed May 23, 2012.
(s)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 29, 2012.
(t)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed July 10, 2012.
(u)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed March 22, 2013.
†	Denotes management contract or compensatory plan.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 3 to the registration statement on Form S-1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California on this 13th day of June, 2013.

ULTRA CLEAN HOLDINGS, INC.

By:	/s/ CLARENCE L. GRANGER
Clarence L. Granger
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 3 to the registration statement on Form S-1 on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CLARENCE L. GRANGER	Chairman & Chief Executive	June 13, 2013
Clarence L. Granger	Officer (Principal Executive Officer) and Director

/s/ KEVIN C. EICHLER	Chief Financial Officer, Senior Vice	June 13, 2013
Kevin C. Eichler	President and Secretary (Principal Financial Officer and Principal Accounting Officer)

*	Director	June 13, 2013
Leonid Mezhvinsky

*	Director	June 13, 2013
John Chenault

*	Director	June 13, 2013
Susan H. Billat

*	Director	June 13, 2013
David T. IbnAle

*BY:	/s/ KEVIN C. EICHLER
Kevin C. Eichler Attorney-in-fact

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement*

2.1	Agreement and Plan of Merger dated as of October 30, 2002, among Ultra Clean Holdings, Inc., Ultra Clean Technology Systems and Service, Inc., Mitsubishi Corporation, Mitsubishi International Corporation and Clean Merger Company(a)

2.2	Agreement and Plan of Merger and Reorganization dated as of June 29, 2006 by and among Sieger Engineering, Inc., Leonid Mezhvinsky, Ultra Clean Holdings, Inc., Bob Acquisition Inc., Pete Acquisition LLC, Leonid and Inna Mezhvinsky as trustees of the Revocable Trust Agreement of Leonid Mezhvinsky and Inna Mezhvinsky dated April 26, Joe and Jenny Chen as trustees of the Joe Chen and Jenny Chen Revocable Trust dated 2002, Victor Mezhvinsky, Victor Mezhvinsky as trustee of the Joshua Mezhvinsky 2004 Irrevocable Trust under Agreement dated June 4, 2004, David Hongyu Wu and Winnie Wei Zhen Wu as trustees of the Chen Minors Irrevocable Trust, Frank Moreman and Leonid Mezhvinsky as Sellers’ Agent(g)

2.3	Agreement and Plan of Merger, dated as of May 18, 2012, among American Integration Technologies LLC, AIT Holding Company LLC, Ultra Clean Holdings, Inc. and Element Merger Subsidiary, LLC(r)

3.1	Amended and Restated Certificate of Incorporation of Ultra Clean Holdings, Inc.(b)

3.2	Amended and Restated Bylaws of Ultra Clean Holdings, Inc.(i)

4.1	Amended and Restated Registration Rights Agreement dated as of June 29, 2006 among Ultra Clean, FP-Ultra Clean L.L.C. and the Sieger Shareholders(g)

4.2	Lock-Up and Standstill Agreement, dated July 3, 2012, among Ultra Clean Holdings, Inc., AIT Holding Company LLC, HLHZ AIT Holdings, L.L.C. and Houlihan Lokey, Inc.(s)

4.3	Registration Rights Agreement, dated July 3, 2012, among Ultra Clean Holdings, Inc. and AIT Holding Company LLC.(s)

4.4	Specimen Stock Certificate(c)

4.5	Amendment No. 1 to Registration Rights Agreement dated June 13, 2013 between Ultra Clean Holdings, Inc. and AIT Holding Company LLC

5.1	Opinion of Davis Polk & Wardwell LLP

10.1	Amended and Restated Stock Incentive Plan (Amended as of May 22, 2013)(d)

10.2	Form of Stock Option Agreement(c)

10.3	Credit Agreement, dated as of July 3, 2012, among Ultra Clean Holdings, Inc., Ultra Clean Technology Systems and Service, Inc., American Integration Technologies LLC, Ultra Clean Asia Pacific Pte. Ltd., the several lenders from time to time party thereto, Silicon Valley Bank and U.S. Bank National Association(t)

10.4	Guarantee and Collateral Agreement in favor of Silicon Valley Bank, dated as of July 3, 2012, made by Ultra Clean Holdings, Inc., Ultra Clean Technology Systems and Service, Inc., American Integration Technologies LLC, Ultra Clean Asia Pacific Pte. Ltd., UCT Sieger Engineering LLC, Integrated Flow Systems, LLC and the other Grantors referred to therein and from time to time party thereto(t)

10.5	Amendment and Waiver Agreement, dated as of February 15, 2013, among the Company, certain of the Company’s subsidiaries, Silicon Valley Bank and the several other banks and financial institutions or entities party thereto(u)

Exhibit		Description

10.6	†	Employee Stock Purchase Plan (Restated as of October 21, 2004)(e)

10.7	†	Form of Indemnification Agreement between Ultra Clean Holdings, Inc. and each of its directors and executive officers(b)

10.8	†	Form of Award Agreement(c)

10.9	†	Severance Policy for Executive Officers (revised)(l)

10.10	†	Form of Restricted Stock Unit Award Agreement(j)

10.11	†	Separation Agreement dated as of December 31, 2007 between the Company and Leonid Mezhvinsky(k)

10.12	†	Change of Control Severance Agreement dated as of July 28, 2008 by and between Ultra Clean Holdings, Inc. and Clarence L. Granger(l)

10.13	†	Change of control Severance Agreement dated as of July 21, 2009 by and between Ultra Clean Holdings, Inc. and Kevin C. Eichler(m)

10.14	†	Separation and Release Agreement between Ultra Clean Holdings, Inc. and David Savage(o)

10.15	†	Offer Letter between the Company and Gino Addiego dated February 17, 2011(p)

10.16	†	Change of Control Severance Agreement dated as of March 1, 2011, by and between Ultra Clean Holdings, Inc. and Gino Addiego(q)

10.17	†	Letter Agreement between Ultra Clean Technology and Lavi Lev dated November 18, 2011(n)

21.1		Subsidiaries of Ultra Clean Holdings, Inc.(h)

23.1		Consent of Deloitte & Touche, LLP

23.2		Consent of McGladrey LLP

23.3		Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1		Power of Attorney (included on signature page of initial S-1 filing)

*	To be filed by post-effective amendment and incorporated herein by reference, if applicable.
(a)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-11904), filed January 14, 2004.
(b)	Filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-11904), filed March 2, 2004.
(c)	Filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-11904), filed March 8, 2004.
(d)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed May 24, 2013.
(e)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2004.
(f)	Not used.
(g)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed July 6, 2006.
(h)	Filed as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-184941), filed April 2, 2013.
(i)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed August 3, 2009.
(j)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 28, 2007.
(k)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 28, 2008.
(l)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended January 2, 2009.

(m)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended October 2, 2009.
(n)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 29, 2013.
(o)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010.
(p)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed March 7, 2011.
(q)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 30, 2012.
(r)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed May 23, 2012.
(s)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 29, 2012.
(t)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed July 10, 2012.
(u)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed March 22, 2013.
†	Denotes management contract or compensatory plan.